Exhibit 99.1
Gossamer Bio Announces Second Quarter 2026 Financial Results and Provides Business Update
- NDA Submission for Seralutinib in PAH On Track for September 2026 Following Receipt of Pre-NDA Type B Meeting Minutes -
- Gossamer Reacquired Worldwide Development and Commercial Rights to Seralutinib from Chiesi, Consolidating Global Control and Economics -
- Stockholders Approved Proposals Related to Convertible Note Exchange and Reverse Stock Split, Supporting a Strengthened Capital Structure -
- Cash, Cash Equivalents and Marketable Securities Totaled $57.0 Million as of June 30, 2026 -

SAN DIEGO—(BUSINESS WIRE)— August 13, 2026 — Gossamer Bio, Inc. (Nasdaq: GOSS) (the “Company” or “Gossamer”), a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), today announced its financial results for the second quarter ended June 30, 2026, and provided a business update.
“We have worked hard to strengthen Gossamer and prepare the Company for what comes next,” said Faheem Hasnain, Chairman, Co-Founder, and CEO of Gossamer. “We completed a productive Pre-NDA Type B meeting with the FDA, received the official minutes and remain on track to submit our NDA for seralutinib in PAH in September. We also reacquired worldwide rights to seralutinib and completed a convertible note exchange that substantially reduced our debt. We are in a better position today, and our focus remains on the work required to move seralutinib forward.”
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor
Regulatory Interactions: Pre-NDA Type B Meeting, Receipt of FDA Meeting Minutes and Planned NDA Submission
•    The Company held a Pre-NDA Type B meeting with the U.S. Food and Drug Administration (FDA) in mid-June 2026 and has since received the official meeting minutes. Based on those minutes, the FDA characterized the degree of statistical significance and the magnitude of the treatment effect observed in PROSERA as review issues rather than filing issues, and provided feedback on the format and content of the planned submission.
•    On that basis, the Company intends to submit an NDA supported by one adequate and well-controlled study (Phase 3 PROSERA) plus confirmatory evidence (Phase 2 TORREY and supportive analyses) in September 2026. If accepted for filing, seralutinib could be eligible for an FDA approval decision in the third quarter of 2027.

•    While the meeting minutes reflect FDA feedback as of the meeting date, the FDA’s ultimate determination on approvability will be made upon review of the complete NDA.
Reacquisition of Worldwide Commercial and Development Rights for Seralutinib from Chiesi
•    Gossamer and Chiesi agreed to terminate their Collaboration and License Agreement, and Gossamer has reacquired worldwide development and commercial rights to seralutinib ahead of the planned NDA submission. The termination dissolves the prior U.S. 50/50 profit share and returns ex-U.S. rights to Gossamer, giving the Company full operational control of development, manufacturing, commercialization, pricing and lifecycle strategy across all geographies.
• The termination agreement required Chiesi to make a one-time $5 million payment to Gossamer, settling all outstanding and future obligations under the prior collaboration, including second quarter 2026 costs. Gossamer made no upfront cash payment to reacquire the rights.
•     In exchange, Chiesi is entitled to a capped royalty on worldwide net sales of seralutinib, with no further royalty obligation once the cap is reached, as well as payments upon the achievement of specified regulatory and commercial milestones. As a result, Gossamer retains the substantial majority of seralutinib’s global economics versus its prior shared U.S. economics and ex-U.S. royalty.
Special Meeting: Approval of Proposals Related to Convertible Note Exchange and Reverse Stock Split
•    At a special meeting held on July 14, 2026, Gossamer’s stockholders approved the proposals related to the previously completed exchange of its 5.00% Convertible Senior Notes due 2027 (the “2027 Notes”) and authorized the Board to effect a reverse stock split.

•    Through the exchange, Gossamer exchanged approximately $181.1 million, or 90.5%, of the $200.0 million aggregate principal amount of 2027 Notes outstanding for approximately $65.2 million of new 7.50% Convertible Senior Secured First Lien Notes due 2030, together with equity securities and warrants, reducing the aggregate principal amount of the Company’s debt by approximately $115.9 million and the outstanding balance of the 2027 Notes to approximately $18.9 million.
•    Additionally, Gossamer’s stockholders authorized the Board to effect a reverse stock split, with the timing and final ratio subject to Board approval.
Financial Results for the Quarter Ended June 30, 2026
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities totaled $57.0 million as of June 30, 2026. Gossamer expects the combination of current cash, cash equivalents and marketable securities will be sufficient to fund its operating and capital expenditures into the first quarter of 2027.
•Revenue from contracts with collaborators: For the quarter ended June 30, 2026, revenue associated with Gossamer's collaboration with Chiesi was $9.2 million, including $6.1 million of cost reimbursement revenue, compared to $11.5 million of revenue for the same period in 2025.

•Research and Development (R&D) Expenses: For the quarter ended June 30, 2026, R&D expenses were $26.4 million, compared to $41.6 million for the same period in 2025. The decrease was primarily driven by lower costs associated with clinical trials for seralutinib.
•General and Administrative Expenses (G&A): For the quarter ended June 30, 2026, G&A expenses were $8.9 million, compared to $8.7 million for the same period in 2025.
•Net Income (Loss): Net income for the quarter ended June 30, 2026, was $16.9 million, or $0.05 basic net income per share and $0.08 diluted net loss per share, compared to a net loss of $38.3 million, or $0.17 basic and diluted net loss per share, for the same period in 2025.
About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension and pulmonary hypertension associated with interstitial lung disease. Its goal is to be an industry leader in, and to enhance the lives of patients living with, pulmonary hypertension.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the Company’s interpretation of the FDA minutes from its Pre-NDA Type B meeting; the timing and potential submission, and potential acceptance for filing and approval, of an NDA for seralutinib in PAH; the potential significance, interpretation and implications of data from the Phase 3 PROSERA study and Phase 2 TORREY study and supportive analyses; the development potential and market opportunity of seralutinib in PAH, PH-ILD and other indications; the anticipated benefits of the termination of the Company’s Collaboration and License Agreement with Chiesi; the anticipated benefits of the Company’s exchange of its previously outstanding 5.00% convertible senior notes due 2027; the anticipated benefits of any reverse stock split, and the timing of the completion of any such reverse stock split; and the expected timeframe for funding the Company’s operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: the risk that the Company’s planned NDA submission is based in part on its views following its recent meeting with the FDA and the official minutes therefrom, and later feedback from the FDA may be inconsistent with such meeting or the Company’s views from such meeting; the FDA may determine that the planned NDA does not qualify for filing; the results of the Company’s clinical trials, including the Phase 3 PROSERA and Phase 2 TORREY studies, may not be deemed sufficient by the FDA to serve as the basis for regulatory approval of seralutinib, including the risk that the FDA determines that the overall benefit-risk assessment of seralutinib is not favorable; any path forward may require additional capital and other resources, which may not be available on reasonable terms, if at all, or may limit the commercial opportunity for seralutinib; the Company’s future performance is dependent entirely on the success of seralutinib; whether the anticipated benefits of the exchange of the 2027 Notes or the termination of the Company’s Collaboration and License Agreement with Chiesi are realized; a reverse stock split, if effected, may not result in a sustained increase in the price of the Company’s common stock and may not satisfy the Nasdaq minimum bid price requirement or provide a better share capital structure; potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from unexpected events, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials with seralutinib are not necessarily predictive of future results; regulatory developments in the United States and foreign countries; adverse side effects or inadequate efficacy of seralutinib that may limit its development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and changes in healthcare legislation, tariffs and trade policies may adversely affect the Company’s business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue:
Revenue from contracts with collaborators	9,238	11,489	$26,193	$21,378
Total revenue	9,238	11,489	26,193	21,378
Operating expenses:
Research and development	26,412	41,575	69,487	79,616
General and administrative	8,900	8,679	27,646	17,337
Total operating expenses	35,312	50,254	97,133	96,953
Loss from operations	(26,074)	(38,765)	(70,940)	(75,575)
Other income (expense)
Interest income	268	542	622	836
Interest expense	(2,705)	(2,744)	(5,460)	(5,490)
Remeasurement of warrant liability	1,602	—	1,602	—
Remeasurement of derivative liability	4,113	—	4,113	—
Gain on debt extinguishment	43,846	—	43,846	—
Other income (expense), net	(4,150)	2,694	(3,547)	5,318
Total other income, net	42,974	492	41,176	664
Net Income (Loss)	$16,900	$(38,273)	$(29,764)	$(74,911)
Net income (loss) per share, basic	$0.05	$(0.17)	$(0.11)	$(0.33)
Net loss per share, diluted	$(0.08)	$(0.17)	$(0.24)	$(0.33)
Weighted average common shares outstanding, basic	320,014,255	227,275,466	277,313,038	227,048,022
Weighted average common shares outstanding, diluted	328,776,495	227,275,466	287,855,108	227,048,022

Condensed Consolidated Balance Sheet
(in thousands)

BALANCE SHEET DATA:	June 30, 2026	December 31, 2025
	(unaudited)
Cash, cash equivalents, and marketable securities	$57,026	$136,932
Working capital	(65,058)	104,209
Total assets	76,867	172,249
Total liabilities	170,896	295,009
Accumulated deficit	(1,468,702)	(1,438,938)
Total stockholders' deficit	(94,029)	(122,760)

For Investors and Media:
Bryan Giraudo, Chief Financial Officer & Chief Operating Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com